SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2008

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr. Fresno, California		93720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other events

On August 20, 2008, Daniel J. Doyle, President and Chief Executive Officer of Central Valley Community Bancorp (the Company) established a stock trading plan in accordance with the guidelines of Rule 10b5-1 of the Securities and Exchange Commission, relating to the sale of not more than 20,300 shares of the Company’s common stock. The specific transactions will be disclosed in filings under Form 144 and Form 4 with the Securities and Exchange Commission.

On August 20, 2008,  Thomas  L. Sommer, Senior Vice President, Credit Administrator of the Company established a stock trading plan in accordance with the guidelines of Rule 10b5-1 of the Securities and Exchange Commission, relating to the sale of not more than 13,200 shares of the Company’s common stock. The specific transactions will be disclosed in filings under Form 144 and Form 4 with the Securities and Exchange Commission.

Messrs. Doyle and Sommer established these sales plans in order to permit orderly disposition of a portion of their holdings of the Company.  This sales plan is effective August 29, 2008 and will automatically terminate on October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: August 25, 2008	By: /s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)